Exhibit 99.1

Quotient Technology Inc. Announces Second Quarter 2022 Results

Second Quarter 2022

  Quarterly Revenue of $69.3M
  GAAP Net Loss of $43.4M
  Adjusted EBITDA Loss of $1.3M

SALT LAKE CITY--(BUSINESS WIRE)--August 9, 2022--Quotient Technology Inc. (NYSE: QUOT), a leading digital media and promotions technology company, today reported financial results for the second quarter ended June 30, 2022.

“Our solid second quarter results demonstrate the early impact of the significant changes we are making across our organization to position the Company for consistent, profitable growth,” said Matt Krepsik, Chief Executive Officer. “In our view, the key to our success is delivering value to our customers and the consumers they serve. In the second quarter, we delivered $2.6 billion of savings to consumers, illustrating the power of our network. With our organizational realignment complete, we believe we are well positioned to execute on our growth pillars to serve our customers, expand our reach and deliver enhanced shareholder value.”

Second Quarter 2022 Financial Highlights

  Revenue: Total revenue for the second quarter of 2022 was $69.3 million, down 44% from the second quarter of 2021. Within total revenue, Promotions revenue was $42.6 million, down 28% from the second quarter of 2021, and Media revenue was $26.6 million, down 59% from the second quarter of 2021.
  Gross Profit: Gross profit for the second quarter of 2022 was $32.0 million, compared to $41.7 million for the second quarter of 2021. Gross margin for the second quarter of 2022 was 46.2%, compared to 33.7% for the second quarter of 2021. Non-GAAP gross profit for the second quarter of 2022 was $36.2 million, compared to $50.0 million for the second quarter of 2021. Non-GAAP gross margin was 52.3% for the second quarter of 2022, compared to 40.3% for the second quarter of 2021.
  Operating Income/(Loss): Operating loss for the second quarter of 2022 was $(39.4) million, compared to $(13.4) million for the second quarter of 2021. Non-GAAP operating loss for the second quarter of 2022 was $(3.4) million, compared to $2.8 million non-GAAP operating profit for the second quarter of 2021.
  Adjusted EBITDA: Adjusted EBITDA for the second quarter of 2022 was $(1.3) million loss, compared to $4.3 million profit for the second quarter of 2021.
  Liquidity: As of June 30, 2022, cash and cash equivalents were $214.9 million. We generated $19.5 million in net cash from operations in the second quarter. We used $6.1 million in net cash from operations for year-to-date 2022.

Financial Outlook

Quotient is providing guidance for its third quarter and full year 2022 as follows:

Quotient's guidance for the third quarter 2022:

  Revenue: $70 million to $80 million
  Non-GAAP Gross Profit: $37 million to $42 million
  Adjusted EBITDA: $5 million to $10 million
  Operating Cash Flow: ($5) million to $0 million

Quotient's guidance for the full year 2022:

  Revenue: $295 million to $310 million
  Non-GAAP Gross Profit: $147 million to $160 million
  Adjusted EBITDA: $15 million to $20 million
  Operating Cash Flow: $0 million to $5 million

Call Information

The Company has posted an earnings presentation on the Investor Relations section of the Company’s website at: http://investors.quotient.com/. Management will host a conference call and live webcast to discuss the highlights of the quarter and address questions today at 5:00 p.m. ET/ 2:00 p.m. PT.

To access the call, we encourage you to pre-register to eliminate long wait times using this link: Quotient Q2 2022 Earnings Pre Registration. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. Registration will be open through the live call. You may also access the call and register with a live operator by dialing 1 (844) 200 6205, for Canada or +1 (929) 526 1599 for outside the U.S. You will be able to access the call by using code 366124. We suggest registering for call at least 15 minutes prior to the 2:00 p.m. PDT start time. The live webcast and all accompanying materials can be accessed on the Investor Relations section of the Company website at: http://investors.quotient.com/. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measures

Quotient reports its financial statements in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the Securities and Exchange Commission (SEC). To supplement its financial statements presented in accordance with GAAP, Quotient provides investors in this press release with non-GAAP Gross Profit, non-GAAP Gross Margin, Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP Operating Expenses, each a non-GAAP financial measure. Quotient believes that these non-GAAP measures provide investors with additional useful information used by Quotient’s management and Board of Directors for financial and operating decision making. In particular, Quotient believes that the exclusion of certain income and expenses in calculating these metrics can provide useful measures for period-to-period comparisons of its core business as well as a useful comparison to peer companies.

Quotient defines non-GAAP Gross Profit as revenue less cost of revenues adjusted for stock-based compensation, amortization of acquired intangible assets, impairment of certain intangible assets, impairment of long-lived and right-of-use assets, and restructuring charges, and non-GAAP Gross Margin as non-GAAP Gross Profit divided by Revenue.

Quotient defines Adjusted EBITDA as net income (loss) adjusted for interest expense, provision for (benefit from) income taxes, other (income) expense, net, depreciation and amortization, stock-based compensation, change in fair value of contingent consideration, impairment of certain intangible assets, certain acquisition-related costs, impairment of certain long-lived and right-of-use assets, shareholder activism response costs, litigation settlements, and restructuring charges. In addition, Quotient defines Adjusted EBITDA margin as the ratio of Adjusted EBITDA and revenues; and non-GAAP operating expenses as operating expenses adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring charges, acquisition related costs, impairment of certain long-lived and right-of-use assets, shareholder activism response costs, and litigation settlements.

Quotient excludes certain GAAP items from these measures because it believes these items are not indicative of ordinary results of operations and do not reflect expected future operating expenses. Additionally, certain items are inconsistent in size and frequency—making it difficult to contribute to a meaningful evaluation of Quotient's current or past operating performance.

There are a number of limitations related to the use of these non-GAAP financial measures. Quotient compensates for these limitations by providing specific information regarding the GAAP amount excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant GAAP financial measures.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to the corresponding financial measure prepared in accordance with GAAP. Because of these and other limitations, the non-GAAP financial measures used in this press release should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net income (loss) and Quotient’s other GAAP financial results.

For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures, see “Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA Margin”, "Reconciliation of Gross Profit to Non-GAAP Gross Profit", "Reconciliation of Operating Expenses to Non-GAAP Operating Expenses" and “Reconciliation of Gross Profit to Non-GAAP Gross Profit (Forecasted)” included in this press release.

A reconciliation of the Adjusted EBITDA guidance metrics, which are non-GAAP guidance measures, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the high variability and low visibility of certain (income) expense items that are excluded in calculating Adjusted EBITDA.

Forward-Looking Statements

This press release contains forward-looking statements concerning the Company’s current expectations and projections about future events and financial trends affecting its business. Forward-looking statements in this press release include the keys to the Company’s success as delivering value to customers and the consumers they serve; the Company’s belief that, given the completion of its organization realignment, the Company is well positioned to execute on its growth pillars to serve its customers, expand its reach, and deliver enhanced shareholder value; and the future financial performance of Quotient including estimates for the third quarter of 2022 and the full fiscal year 2022; Forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s strategies relating to the growth of its platforms and its business, including pricing strategies; the Company’s expectations regarding the shift to digital promotions and advertising from off-line channels, and the size of the addressable market for the solutions the Company offers; the Company’s ability to adapt to CPGs and retailer's changes in marketing goals, strategies and budgets and the timing of their spending on media and promotions solutions; the rate at which transitions in the Company’s business model will occur and the expected benefits to advertisers and retail partners; the Company’s ability to successfully and timely implement changes in its business model, including transitioning the pricing of promotions offerings from cost-per-acquisition to duration-based pricing and increasing the proportion of self-service and automated solutions on the Company’s platforms; the Company’s ability to maintain and grow the size of its targetable audience; the Company’s ability to expand the use of its media and promotions offerings by consumers; the Company’s ability to innovate its consumer solutions and experiences to retain and grow its consumer base; the Company’s ability to increase revenues from CPGs already on its platforms, as well as expand its CPG base of customers; the Company’s ability to increase the number of smaller CPG advertisers that use, or desire to use, the Company’s solutions; the extent of, and duration of, the reduction in overall advertising spend by advertisers in reaction to rising inflation, supply chain disruption and economic uncertainty, and especially advertising spend reductions relating to the food vertical which comprises a significant portion of the Company’s media and promotional revenue; the Company’s ability to maintain and grow retailers in its network, increase the number of marketing distribution partners in its network, and expand its network with new verticals; the evolution of retail media networks as well as how CPGs leverage such networks; retailers increasingly bringing retail media and shopper programs in house and the Company’s ability to adapt to this evolution of retail media, and to maintain and grow retailer support for its platforms and solutions; the Company’s ability to expand the number, variety, quality, and relevance of promotions available on the Company’s platforms and through its network; the Company’s ability to grow its digital promotions business by increasing the reach of its promotions platforms, and the Company’s ability to successfully execute and expand its promotions solutions into areas such as national promotions and national rebates; and the Company’s ability to demonstrate the value of its platforms through trusted measurement metrics; the impacts of the ongoing COVID-19 pandemic, which may continue to impact the Company's business, plans and results of operations, as well as the value of the Company's common stock; the persistence of adverse changes in economic conditions such as a rise in inflation and inflationary expectations, whether as a result of the COVID-19 pandemic or otherwise, that can significantly harm demand for the Company’s marketing solutions and make it more challenging to forecast its operating results; resolution of the Company’s leveraged financial situation, including a potential refinancing of the Company’s $200 million convertible note debt obligation due December 1, 2022 and the Company’s potential utilization of the asset-based lending (ABL) facility currently available to it; and other factors identified in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on March 1, 2022, its Form 10-K/A Amendment No. 1 filed with the SEC on April 29, 2022, its Report on Form 10-Q filed with the SEC on May 5, 2022, and future filings and reports by the Company. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise and does not assume responsibility for the accuracy and completeness of the forward-looking statements.

About Quotient Technology Inc.

Quotient Technology (NYSE: QUOT) is a leading digital media and promotions technology company for advertisers, retailers and consumers. Quotient's omnichannel platform is powered by exclusive consumer spending data, location intelligence and purchase intent data to reach millions of shoppers daily and deliver measurable, incremental sales.

Quotient partners with leading advertisers, publishers and retailers, including Clorox, Procter & Gamble, General Mills, Unilever, CVS, Dollar General, Peapod Digital Labs, a company of Ahold Delhaize USA, Amazon and Microsoft. Quotient is headquartered in Salt Lake City, Utah, and has offices across the US as well as in Bangalore, Paris, London and Tel Aviv. For more information visit www.quotient.com.

Quotient and the Quotient logo are trademarks or registered trademarks of Quotient Technology Inc. and its subsidiaries in the United States and other countries. Other marks are the property of their respective owners.

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$214,942	$237,417
Accounts receivable, net	97,078	177,216
Prepaid expenses and other current assets	21,227	19,312
Total current assets	333,247	433,945
Property and equipment, net	23,096	22,660
Operating leases right-of-use-assets	16,230	23,874
Intangible assets, net	7,781	13,003
Goodwill	128,427	128,427
Other assets	11,904	13,571
Total assets	$520,685	$635,480
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$28,062	$18,021
Accrued compensation and benefits	14,007	20,223
Other current liabilities	58,450	95,279
Deferred revenues	19,036	26,778
Contingent consideration related to acquisitions	—	22,275
Convertible senior notes, net	199,611	188,786
Total current liabilities	319,166	371,362
Operating lease liabilities	24,075	26,903
Other non-current liabilities	475	522
Deferred tax liabilities	1,991	1,991
Total liabilities	345,707	400,778

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	703,228	731,672
Accumulated other comprehensive loss	(1,448)	(1,099)
Accumulated deficit	(526,803)	(495,872)
Total stockholders' equity	174,978	234,702
Total liabilities and stockholders' equity	$520,685	$635,480

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$69,251	$123,880	$147,707	$239,196
Cost of revenues(1)	37,267	82,161	86,345	154,145
Gross profit	31,984	41,719	61,362	85,051
Operating Expenses:
Sales and marketing(1)	21,459	28,467	43,395	55,832
Research and development(1)	7,072	11,411	16,828	23,467
General and administrative(1)	42,869	15,009	65,577	27,842
Change in fair value of contingent consideration	—	242	—	527
Total operating expenses	71,400	55,129	125,800	107,668
Loss from operations	(39,416)	(13,410)	(64,438)	(22,617)
Interest expense	(1,179)	(3,767)	(2,333)	(7,497)
Other income (expense), net	(417)	194	(381)	(34)
Loss before income taxes	(41,012)	(16,983)	(67,152)	(30,148)
Provision for income taxes	2,346	218	2,512	467
Net loss	$(43,358)	$(17,201)	$(69,664)	$(30,615)

Net loss per share, basic and diluted	$(0.45)	$(0.18)	$(0.73)	$(0.33)

Weighted-average shares used to compute net loss per share, basic and diluted	95,369	93,645	95,148	93,038

(1) The stock-based compensation expense included above was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenues	$500	$401	$1,032	$824
Sales and marketing	812	1,181	1,703	2,436
Research and development	674	977	1,641	1,949
General and administrative	15,141	3,981	18,493	7,175
Total stock-based compensation	$17,127	$6,540	$22,869	$12,384

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2022	2021

Cash flows from operating activities:
Net loss	$(69,664)	$(30,615)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	9,231	17,138
Stock-based compensation	22,869	12,384
Impairment of long-lived and right-of-use assets	11,448	—
Impairment of promotion service right	—	2,580
Amortization of debt discount and issuance cost	548	5,731
Allowance (recovery) for credit losses	1,222	(13)
Deferred income taxes	—	467
Change in fair value of contingent consideration	—	527
Other non-cash expenses	3,368	1,906
Changes in operating assets and liabilities:
Accounts receivable	78,915	3,431
Prepaid expenses and other assets	(2,031)	2,467
Accounts payable and other liabilities	(28,944)	(1,670)
Payments for contingent consideration and bonuses	(19,008)	(2,901)
Accrued compensation and benefits	(6,283)	119
Deferred revenues	(7,741)	5,950
Net cash (used in) provided by operating activities	(6,070)	17,501

Cash flows from investing activities:
Purchases of property and equipment	(8,161)	(6,426)
Net cash used in investing activities	(8,161)	(6,426)

Cash flows from financing activities:
Proceeds from issuances of common stock under stock plans	824	14,794
Payments for taxes related to net share settlement of equity awards	(3,499)	(4,110)
Principal payments on promissory note and finance lease obligations	(98)	(167)
Payments for contingent consideration	(5,686)	(6,121)
Net cash (used in) provided by financing activities	(8,459)	4,396
Effect of exchange rates on cash and cash equivalents	215	76
Net (decrease) increase in cash and cash equivalents	(22,475)	15,547
Cash and cash equivalents at beginning of period	237,417	222,752
Cash and cash equivalents at end of period	$214,942	$238,299

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Unaudited, in thousands)

	Three Months Ended June 30,						Six Months Ended June 30,
	2022			2021			2022			2021
Net Loss ($) / Loss Margin (%) (2)	$(43,358)	(63	) %	$(17,201)	(14	) %	$(69,664)	(47	) %	$(30,615)	(13	) %
Adjustments:
Stock-based compensation	17,127	25%		6,540	5%		22,869	15%		12,384	5%
Depreciation and amortization	4,670	7%		7,707	6%		9,231	6%		17,138	7%
Acquisition related costs and other(1)	16,349	24%		3,251	3%		23,970	16%		3,733	2%
Change in fair value of contingent consideration	—	—%		242	—%		—	—%		527	—%
Interest expense	1,179	2%		3,767	3%		2,333	2%		7,497	3%
Other income (expense), net	417	—%		(194)	—%		381	—%		34	—%
Provision for income taxes	2,346	3%		218	—%		2,512	2%		467	—%

Total adjustments	$42,088	61%		$21,531	17%		$61,296	41%		$41,780	17%

Adjusted EBITDA ($) / Adjusted EBITDA Margin (%) (2)	$(1,270)	(2	) %	$4,330	3%		$(8,368)	(6	) %	$11,165	5%

(1) For the three and six months ended June 30, 2022, Other includes a charge of $5.3 million and $11.4 million, respectively, related to the impairment of certain long-lived and right-of-use assets; $3.7 million and $5.1 million, respectively, related to shareholder activism response costs; $4.8 million in both respective periods related to litigation settlements; and $2.6 million and $2.7 million, respectively, related to restructuring charges. For the three and six months ended June 30, 2021, Other includes a charge of $2.6 million related to the impairment of a promotion service right, as well as restructuring charges of $0.2 million, for both respective periods. Acquisition related costs primarily include certain bonuses contingent upon the acquired company meeting certain financial metrics over the contingent consideration period and diligence, accounting, and legal expenses incurred related to certain acquisitions. Restructuring charges relate to severance for impacted employees.

(2) Profit (Loss) Margin and Adjusted EBITDA Margin is the ratio of Profit (Loss) to Revenues and Adjusted EBITDA to Revenues.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Unaudited, in thousands)

	Q2 FY 21	Q3 FY 21	Q4 FY 21	Q1 FY 22	Q2 FY 22
Net loss	$ (17,201)	$ (7,843)	$ (7,110)	$ (26,306)	$ (43,358)
Adjustments:
Stock-based compensation	6,540	4,690	5,738	5,742	17,127
Depreciation and amortization	7,707	7,287	5,039	4,561	4,670
Acquisition related costs and other (1)	3,251	8,720	1,980	7,621	16,349
Change in fair value of contingent consideration	242	245	620	—	—
Interest expense	3,767	3,809	3,871	1,154	1,179
Other (income) expense, net	(194)	96	80	(36)	417
Provision for income taxes	218	323	2,841	166	2,346

Total adjustments	$ 21,531	$ 25,170	$ 20,169	$ 19,208	$ 42,088

Adjusted EBITDA (1)	$ 4,330	$ 17,327	$ 13,059	$ (7,098)	$ (1,270)

Adjusted EBITDA Margin (2)	3%	13%	9%	(9) %	(2) %

(1) Adjusted EBITDA, a non-GAAP financial measure, is net loss adjusted for stock-based compensation, depreciation and amortization, change in fair value of contingent consideration, interest expense, other (income) expense, net, provision for income taxes, and acquisition related costs and other, which includes: charge of $2.6 million related to the impairment of a promotion service right and restructuring charges of $0.2 million during Q2 FY21; charge of $6.5 million related to the impairment of certain intangible assets and restructuring charges of $1.8 million during Q3 FY21; shareholder activism response costs of $0.9 million and restructuring charges of $0.7 million during Q4 FY21; charge of $6.1 million related to the impairment of certain long-lived and right-of-use assets, $1.4 million related to shareholder activism response costs, and $0.1 million related to restructuring charges during Q1 FY22; charge of $4.8 million related to litigation settlements; $5.3 million related to the impairment of certain long-lived and right-of-use assets, $3.7 million related to shareholder activism response costs, and restructuring charges of $2.6 million during Q2 FY22.

(2) Adjusted EBITDA margin is the ratio of Adjusted EBITDA and Revenues.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT
(Unaudited, in thousands)

	Q2 FY 21	Q1 FY 22	Q2 FY 22
Revenues	$123,880	$78,456	$69,251

Cost of revenues (GAAP)	$82,161	$49,078	$37,267
(less) Stock-based compensation	(401)	(532)	(500)
(less) Amortization of acquired intangible assets	(5,276)	(2,294)	(2,219)
(less) Impairment of certain intangible assets	(2,580)	—	—
(less) Impairment of certain long-lived and right-of-use assets	—	—	(1,434)
(less) Restructuring charges	—	(13)	(75)
Cost of revenues (Non-GAAP)	$73,904	$46,239	$33,039

Gross profit (GAAP)	$41,719	$29,378	$31,984
Gross margin percentage (GAAP)	33.7%	37.4%	46.2%

Gross profit (Non-GAAP)*	$49,976	$32,217	$36,212
Gross margin percentage (Non-GAAP)	40.3%	41.1%	52.3%

* Non-GAAP gross profit excludes stock-based compensation, amortization of acquired intangible assets, impairment of certain intangible assets, impairment of long-lived and right-of-use assets and restructuring charges.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)

	Q2 FY 21		Q3 FY 21	Q4 FY 21	Q1 FY 22	Q2 FY 22
Revenues	$123,880		$135,884	$146,414	$78,456	$69,251

Sales and marketing expenses	28,467		29,401	27,030	21,936	21,459
(less) Stock-based compensation	(1,181)		(1,411)	(1,165)	(891)	(812)
(less) Amortization of acquired intangible assets	(866)		(837)	(637)	(354)	(354)
(less) Restructuring charges	(217)		(903)	(328)	3	(131)
Non-GAAP Sales and marketing expenses	$26,203		$26,250	$24,900	$20,694	$20,162
Non-GAAP Sales and marketing percentage	21%		19%	17%	26%	29%

Research and development	11,411		11,074	10,400	9,756	7,072
(less) Stock-based compensation	(977)		(1,076)	(851)	(967)	(674)
(less) Restructuring charges	—		(463)	(106)	3	(170)
Non-GAAP Research and development expenses	$10,434		$9,535	$9,443	$8,792	$6,228
Non-GAAP Research and development percentage	8%		7%	6%	11%	9%

General and administrative expenses	15,009		12,244	16,690	22,708	42,869
(less) Stock-based compensation	(3,981)		(1,678)	(3,166)	(3,352)	(15,141)
(less) Restructuring charges	—	—	(463)	(83)	(45)	(2,240)
(less) Acquisition related costs	(453)		(380)	(381)	—	—
(less) Impairment of long-lived and right-of-use assets	—		—	—	(6,119)	(3,895)
(less) Shareholder activism response costs	—		—	(925)	(1,450)	(3,654)
(less) Litigation settlements	—		—	—	—	(4,750)
Non-GAAP General and administrative expenses	$10,575		$9,723	$12,135	$11,742	$13,189
Non-GAAP General and administrative percentage	9%		7%	8%	15%	19%

Non-GAAP Operating expenses*	$47,212		$45,508	$46,478	$41,228	$39,579
Non-GAAP Operating expense percentage	38%		33%	32%	53%	57%

* Non-GAAP operating expenses excludes stock-based compensation, amortization of acquired intangible assets, restructuring charges, acquisition related costs, impairment of certain long-lived and right-of-use assets, shareholder activism response costs and litigation settlements.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT (FORECASTED)
(Unaudited, in thousands)

	Q3 FY 22 (Forecast)		FY22 (Forecast)
	Low	High	Low	High
Revenues	$70,000	$80,000	$295,000	$310,000

Cost of revenues (GAAP)	$37,700	$42,800	$154,100	$159,200
(less) Stock-based compensation	(400)	(500)	(900)	(1,000)
(less) Amortization of acquired intangible assets	(2,300)	(2,300)	(3,200)	(3,200)
Cost of revenues (Non-GAAP)	$33,000	$38,000	$148,000	$150,000

Gross margin (GAAP)	$32,300	$37,200	$140,900	$150,800

Gross margin (Non-GAAP)	$37,000	$42,000	$147,000	$160,000

Contacts

Investor Relations: IR@quotient.com